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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-__) of our report dated March 20, 1996 (except as to Note 1 which date is April 24, 1996), on our audits of the consolidated financial statements of International Remote Imaging Systems, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                  COOPERS & LYBRAND L.L.P.

                                              /s/ Coopers & Lybrand L.L.P.
Los Angeles, CA
September 20, 1996